UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
November 7, 2018
Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54674	27-0351641
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Advisory Agreement
On November 7, 2018, Steadfast Income REIT, Inc. (the “Company”) entered into Amendment No. 11 (the “Amendment”) to the Advisory Agreement (as amended, the “Advisory Agreement”) by and among the Company, Steadfast Income REIT Operating Partnership, L.P., the Company’s operating partnership, and Steadfast Income Advisor, LLC, the Company’s external advisor (the “Advisor”). The Amendment (i) reduces the amount of the acquisition fee payable to the Advisor in the event proceeds from a prior disposition are used to fund an acquisition, (ii) amends the terms of the payment of the disposition fee payable to the Advisor to take into account, among other items, special distributions paid by the Company, (iii) provides for the payment of a loan coordination fee to the Advisor for any financing or refinancing of any debt (in each case, other than at the time of the acquisition of an investment), in an amount equal to 0.50% of the amount financed or refinanced and (iv) renews the term of the Advisory Agreement, effective November 15, 2018, for an additional one-year term ending on November 15, 2019.
The material terms of the Amendment described herein are qualified in their entirety by the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.
On November 9, 2018, the Company issued an earnings release announcing its financial results for the three and nine months ended September 30, 2018. A copy of the earnings release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information contained in this Item 2.02, including the related information set forth in the earnings release attached hereto as Exhibit 99.1 and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by the specific reference in such filing.

Item 8.01	Other Events.
Distribution Declaration
On November 7, 2018, the Company’s board of directors approved and authorized a daily distribution to stockholders of record as of the close of business on each day for the period commencing on January 1, 2019, and ending on March 31, 2019. The distributions will be equal to $0.001519 per share of the Company’s common stock per day, which if paid each day over a 365-day period is equivalent to a 6.0% annualized distribution rate based on $9.24 per share of common stock, which represents a purchase price of $10.24 per share, less the $1.00 per share special distribution paid to stockholders of record as of the close of business on April 20, 2018. The distributions for each record date in January 2019, February 2019 and March 2019 will be paid in February 2019, March 2019 and April 2019, respectively. The distributions will be payable to stockholders from legally available funds therefor.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibits	Description

10.1
Amendment No. 11 to the Amended and Restated Advisory Agreement, dated as of November 7, 2018, by and among Steadfast Income REIT, Inc., Steadfast Income REIT Operating Partnership, L.P. and Steadfast Income Advisor, LLC

99.1	Earnings Release, dated November 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date:	November 9, 2018	By:	/s/ Kevin J. Keating
Kevin J. Keating
Chief Financial Officer and Treasurer